Exhibit 10.31

WYETH

1994 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(Initially approved by stockholders on April 20, 1994, and including amendments through December 15, 2008)

Section 1. Purpose. The purpose of the Restricted Stock Plan for Non-Employee Directors of Wyeth is to attract and retain qualified persons who are not employees or former employees of the Company or any of its subsidiaries or affiliates for service as members of the Board of Directors by granting such Directors shares of the Company’s Common Stock, which are restricted in accordance with the terms and conditions set forth below, and thereby encouraging ownership in the Company by non-employee Directors.

Section 2. Definitions. Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meaning set forth below:

Act: The Securities Exchange Act of 1934, as amended.

Applicable Transition Relief: The following transition guidance, as applicable, with respect to the application of Section 409A: (a) I.R.S. Notice 2005-1, I.R.B. 274 (published as modified on January 6, 2005), (b) Section XI.C. of the preamble to the proposed Treasury Regulations under Section 409A, (70 F.R. 57930; October 4, 2005), (c) I.R.S. Notice 2006-79, I.R.B. 2006-43 and (d) I.R.S. Notice 2007-86, I.R.B. 2007-46.

Board Membership: The period of time during which a person serves on the Board of Directors, regardless of whether occurring before or after the Effective Date.

Board of Directors (or Board): The Board of Directors of the Company.

Code: The Internal Revenue Code of 1986, as amended, and any applicable rulings and regulations promulgated thereunder.

Committee: The Compensation and Benefits Committee of the Board of Directors appointed to administer the Plan in accordance with Section 7 hereof.

Common Stock: Common Stock, par value $.33  1/3 per share, of the Company.

Company: Wyeth or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

Director: Any member of the Board of Directors.

Disability: A medically determinable physical or mental impairment which renders a participant substantially unable to function as a Director.

Effective Date: The date specified in Section 10 hereof.

Eligible Director (or Non Employee Director): Any Director who is not an employee or former employee of the Company or any of its subsidiaries or affiliates and who is elected as a Director prior to January 1, 2006.

Participant: Each Director to whom Restricted Stock is granted under the Plan.

Plan: The 1994 Restricted Stock Plan for Non-Employee Directors of Wyeth.

Restricted Period: The period of time from the date of grant of the Restricted Stock until the earliest to occur of the events described in Section 4(b) hereof.

Retirement Benefit: A normal benefit payable under the Retirement Plan.

Retirement Plan: The Wyeth Retirement Plan for Outside Directors, as amended.

Restricted Stock: (a) Common Stock granted under the Plan or (b) units that are settled in shares of Common Stock at the rate of one share of Common Stock for each unit granted, and which, in either case, are subject to restrictions in accordance with Section 4 hereof. Restricted Stock that is earned and vested (for purposes of Section 409A of the Code) as of December 31, 2004 shall be separately tracked.

Section 409A: Section 409A of the Internal Revenue Code of 1986, as amended, and the rulings and regulations thereunder.

Section 409A Compliance: This term has the meaning set forth in Section 8.

Specified Employee: (a) Each “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code, who meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5) of the Code) any time during the 12- month period ending on December 31st of a calendar year and (b) to the extent not otherwise included in (a) hereof, each of the top-100 paid individuals (based on taxable wages as reported in Box 1 of Form W-2 for the 12- month period ending on December 31st of such calendar year plus amounts that would be included in wages for such 12 month period but for pre-tax deferrals to a tax-favored retirement plan or cafeteria plan or for qualified transportation benefits) who performed services for the Company at any time during the 12- month period ending on December 31st of such calendar year. A Participant shall be treated as a “Specified Employee” for the 12-month period beginning on April 1st of the calendar year following the calendar year for which the determination under clause (a) or (b) of this definition is made.

Termination of Board Membership: (a) The date on which the Board Membership of a Participant terminates, provided that such termination constitutes a separation from service from the Company and its affiliates that meets the requirements of the default provisions of Treasury Regulation Section 1.409A-1(h) or the successor thereto or (b) such later date on which the Participant incurs a separation from service from the Company and its affiliates that meets the requirements of the default provisions of Treasury Regulation Section 1.409A-1(h) or the successor thereto.

Year of Board Membership: 365 consecutive days of Board Membership.

Section 3. Eligibility and Grants.

(a) Grants. To be eligible to participate in the Plan, a Director must not be an employee or former employee of the Company or any of its subsidiaries or affiliates. Each Eligible Director on the Effective Date of the Plan shall receive a grant of eight hundred (800) shares of Restricted Stock. In addition, each person who becomes an Eligible Director for the first time after the Effective Date of the Plan shall also receive a grant of eight hundred (800) shares of Restricted Stock, effective as of the date of such person’s election as an Eligible Director. Thereafter, each Eligible Director shall be granted eight hundred (800) shares of Restricted Stock for each subsequent Year of Board Membership, up to a maximum of four thousand (4,000) shares of Restricted Stock per Eligible Director. Notwithstanding anything to the contrary contained in this Plan, if a Participant shall terminate service as a Director due to death or Disability prior to having been granted the maximum number of shares of Restricted Stock hereunder and provided the Participant is not then eligible for a Retirement Benefit under the Retirement Plan, then such Participant, or such Participant’s beneficiary or estate, as the case may be, shall be granted additional shares of Restricted Stock which together with the shares previously granted under the Plan will equal such maximum number of shares and all restrictions applicable to such shares shall lapse on the later of the date of such termination of service or six months after the date of grant. If required by the Committee, each grant of Restricted Stock shall be evidenced by a written agreement duly executed by or on behalf of the Company and the Participant.

(b) Number of Shares. The total number of shares of Restricted Stock which may be granted under the Plan shall not exceed 100,000. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares of Restricted Stock that are forfeited before the restrictions lapse shall be available for subsequent grants of Restricted Stock under the Plan.

(c) Non-Consecutive Terms. An Eligible Director who is elected to non-consecutive terms of Board Membership shall receive additional grants of shares of Restricted Stock at the time of such re-election to the Board and thereafter as provided in Section 3, provided that the amounts so granted, when aggregated with the number of shares of Restricted Stock previously granted to such Director with respect to which the restrictions thereon shall have lapsed, does not exceed four thousand (4,000) shares.

Section 4. Terms and Conditions of Restricted Stock. The restrictions set forth in this section shall apply to each grant of Restricted Stock for the duration of the Restricted Period.

(a) Restrictions. Subject to Section 4(d), a stock certificate representing the number of shares of Restricted Stock granted shall be registered in the Participant’s name but shall be held in custody by the Company for the Participant’s account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the rights to vote and to receive dividends, except that, subject to the provisions of Sections 3(a) and 4(b), the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; (iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank. The Participant shall forfeit all shares of Restricted Stock with respect to which such restrictions do not lapse at the end of the Restricted Period. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall become treasury shares of the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 6.

(b) Events. The Restricted Period shall end upon the first to occur of the following events:

(i) Five Years of Service. The Participant completes at least five (5) years of service from the date of the initial grant of Restricted Stock to the Participant under the Plan.

(ii) Disability. The Participant incurs a Termination of Board Membership by reason of Disability; provided, however, that if the Participant is at such time entitled to a Retirement Benefit, then the Restricted Period shall be deemed not to have lapsed. In such case, all shares of Restricted Stock will be forfeited.

(iii) Death. The Participant incurs a Termination of Board Membership by reason of death; provided, however, that if the Participant is at such time entitled to a Retirement Benefit, then the Restricted Period shall be deemed not to have lapsed. In such case, all shares of Restricted Stock will be forfeited.

(c) Delivery of Restricted Stock. At the end of the Restricted Period as herein provided, subject to Section 3(a), a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be, subject to the withholding requirements of Section 9 hereof. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be.

(d) Deferral Elections. Notwithstanding the foregoing, a Participant may make an irrevocable election to defer the payment of shares of Common Stock which he or she otherwise would have received from the Plan by completing a deferral election form provided by the Company. Any such deferral election shall be subject to the following rules and procedures:

(i) Units. The Restricted Stock which is subject to the deferral election shall be denominated as stock units.

(ii) Restricted Stock Trust. As soon as practicable following the date of grant, the Company shall contribute a number of shares of Common Stock corresponding to the number of units subject to the deferral election to the Restricted Stock Trust, subject to the claims of the Company’s creditors, until delivered to the Participant in accordance with the terms of the Plan and the deferral election. The trustee of the Restricted Stock Trust, and not the Participant, shall be the legal owner of the shares of Common Stock held in the Restricted Stock Trust, including, without limitation, for purposes of voting and dividends.

(iii) Timing of Election. The deferral election with respect to Restricted Stock that is earned and vested (for purposes of Section 409A of the Code) after December 31, 2004 shall be made during the thirty-day period immediately following the date on which the individual first becomes an Eligible Director. All deferral elections shall be made on the form provided by the Committee for purposes of such election. A deferral election shall be irrevocable as of the last day of the election period specified in this Section 4(d)(iii).

(iv) Payment Options. A Participant’s deferral election shall provide that payment of the shares of Common Stock for which the Participant may become eligible under the Plan shall be deferred until the first day of the month following the month in which the Participant’s Termination of Board Membership occurs. The deferral election shall further provide that payment of the shares of Common Stock shall be in one of the following payment forms:

(A) single lump sum; or

(B) two to ten substantially equal annual installments, with the first such installment commencing on the first day of the month following the month in which the Participant incurs a Termination of Board Membership and with each subsequent installment delivered on the first day of the month following the anniversary of such cessation of Board Membership; provided, however, that, in the event a Participant incurs a Termination of Board Membership due to his or her death prior to delivery of all of the shares of Common Stock subject to prior awards under the Plan for which the Restricted Period has lapsed, such remaining shares shall be delivered to the Participant’s beneficiary (or if no beneficiary has been designated, the Participant’s estate) on the first day of the month following his or her date of death.

If a Participant does not specify the payment form in his deferral election pursuant to Section 4(d)(iii) or 4(d)(iv), the shares of Common Stock subject to such election shall be delivered in a lump sum on the first day of the month following his or her Termination of Board Membership.

(v) Transition. A Participant shall be permitted to make, by no later than December 31 2007, a deferral election in accordance with the Applicable Transition Relief for Restricted Stock to be granted to him or her under the Plan on or after January 1, 2005; provided that such election shall not cause any Restricted stock to be delivered to the Participant in the calendar year in which such election is made that would not otherwise be delivered in such calendar year and shall not apply to any Restricted Stock that would otherwise be deliverable in the calendar year in which the election is made. Any election pursuant to this Section 4(d)(v) shall become irrevocable as of the deadline established by the Committee which shall be no later than December 31, 2007.

Except as to the timing requirements of Section 4(d)(iii), each such election pursuant to this Section 4(d)(v) shall comply with the terms of this Section 4(d). To the extent that any Participant receives in 2005 a distribution of all, or any portion of, any Restricted Stock that is not earned and vested as of December 31, 2004 and that is subject to a prior deferral election, such distribution shall be deemed a termination of such Participant’s participation in the Plan with respect to all or such portion of such Restricted Stock, in accordance with the Applicable Transition Relief.

(vi) Delay for Specified Employees. Notwithstanding anything in Section 7 to the contrary, (A) to the extent that the Restricted Stock is to be issued for any reason other than Termination of Board Membership due to death during the period beginning on the Participant’s Termination from Board Membership and ending on the six-month anniversary of such date and (B) at the time of such Termination of Board Membership, the Participant is a Specified Employee, then such issuance shall be delayed until the first day of the month following the six-month anniversary of the Termination of Board Membership.

Section 5. Regulatory Compliance and Listing. If the Committee reasonably anticipates that issuance of or delivery of any shares of Restricted Stock would violate Federal securities laws or other applicable law, the issuance or delivery of such shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange; provided that such postponement may be effected in a manner that will result in Section 409A Compliance. In the event of a postponement pursuant to this Section 5, the Restricted Stock shall be issued as of the earliest date the Committee reasonably anticipates that issuance of the Restricted Stock will not cause any such violation.

Section 6. Adjustments. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number and class of shares authorized to be granted hereunder.

Section 7. Administration. The Plan shall be administered by the Compensation and Benefits Committee, consisting of three or more Directors each of whom shall be a “disinterested Director” within the meaning of Rule 16b-3 under the Act. All determinations of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

Section 8. Termination or Amendment. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 5), provided, however, that, unless otherwise required by law or necessary to ensure Section 409A Compliance, the rights of a Participant with respect to shares of Restricted Stock granted prior to such termination, alteration or amendment may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s stockholders, no alteration or amendment may be made which would (a) increase the aggregate number of shares of Restricted Stock that may be granted under the Plan (except by operation of Section 6), or (b) change the category of Directors eligible to receive shares of Restricted Stock under the Plan. Solely with respect to stock units that are not earned and vested (for purposes of Section 409A) as of December 31, 2004 and that are subject to a prior deferral election, the termination of the Plan shall not result in any accelerated conversion of such stock units, or payment of the converted Restricted Stock, unless the Board determines to accelerate payment and such acceleration may be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A (“Section 409A Compliance”). Notwithstanding the foregoing, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. The Company intends that the Plan and the grants of Restricted Stock hereunder shall comply with the conditions of Rule 16b-3 of the Act and qualify for the exemption from Section 16(b) of the Act as a “formula plan”. Should any provisions hereof not be necessary in order to comply with the requirements of such Rule or should any additional provisions be necessary in order to so comply, the Board of Directors may amend the Plan accordingly, without the necessity of obtaining the approval of the Company’s stockholders.

Section 9. Miscellaneous.

(a) Right to Re-Election. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company’s stockholders, nor confer upon any Director the right to remain a member of the Board of Directors.

(b) Withholding and Responsibility For Taxes. The Company shall satisfy any federal, state, local and foreign tax withholding obligation required by law by reducing the number of shares of Common Stock otherwise deliverable to the Participant or the Restricted Stock Trust, as the case may be. To the extent no taxes are required to be withheld on the delivery of the shares of Common Stock to the Participant or the Restricted Stock Trust, the Participant shall be responsible for the payment of all applicable taxes.

(c) Governing Law. This Plan shall be governed by the law of the State of Delaware and in accordance with such federal laws as may be applicable.

(d) Construction. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. References to sections are references to sections in the Plan unless otherwise provided.

Section 10. Effective Date. The Plan was submitted to the stockholders of the Company for their approval at the Annual Meeting of Stockholders held on April 20, 1994. The Plan became effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.

Section 11. Change in Control. Upon the occurrence of a Change in Control, Restricted Stock that was previously granted under the Plan (which has not previously been forfeited) will become vested, and the Restricted Period with respect to such Restricted Stock will be deemed to have ended. Outstanding Restricted Stock that does not constitute a deferral of compensation within the meaning of Section 409A shall be delivered in accordance with this Section 11. Outstanding Restricted Stock that constitutes a deferral of compensation within the meaning of Section 409A shall be delivered in accordance with Section 4, unless the Change in Control is a change in control event within the meaning of the default provisions of Section 409A, in which case the Restricted Stock shall be delivered in accordance with this Section 11. On the day following the Change in Control, the value of the outstanding Restricted Stock to be delivered in accordance with this Section 11 shall be delivered to the Participant in a lump sum (net of applicable federal, state, local and foreign income and employment taxes, if any) with the value of such Restricted Stock based upon the highest price per share of Common Stock received or to be received by other stockholders of the Company in connection with the Change in Control; provided, however, that if such Change in Control occurs in 2007, such lump sum in respect of any Restricted Stock that constitutes a deferral of compensation within the meaning of Section 409A shall be distributed on January 2, 2008. A Change in Control will be deemed to have occurred if the criteria set forth in the following paragraph (a), (b) or (c) are satisfied.

(a) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 20% of the voting power of the Company’s then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of voting common securities directly from the Company); or

(b) the consummation of any merger or other business combination of the Company, sale or lease of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company who owned shares immediately prior to the Transaction (including any trustee or fiduciary of any Company employee benefit plan) own, by virtue of their prior ownership of the Company’s shares, at least 65% of the voting power, directly or indirectly, of (a) the surviving corporation in any such merger or other business combination; (b) the purchaser or lessee of the Company’s assets; or (c) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

(c) within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest).

Section 12. Section 409A. The Committee shall have the discretionary authority to amend, modify, cancel or rescind the Plan, without the Participant’s consent, solely to the extent that any such action may be effected in a manner that will result in Section 409A Compliance. The Committee shall not have the discretionary authority to accelerate or delay issuance of any Restricted Stock that constitutes a deferral of compensation within the meaning of Section 409A, except to the extent that the Committee determines, in its discretion, that any such action may be effected in a manner that will result in Section 409A Compliance. Any determinations under this Section 12 shall be final, conclusive and binding on all persons.